Exhibit 10.2

INFORMATION IN THIS EXHIBIT IDENTIFIED BY BRACKETS IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO FEDEX IF PUBLICLY DISCLOSED.

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1. AMENDMENT/MODIFICATION NO. 190	2. EFFECTIVE DATE 11/26/2020	3. REQUISITION NO.	PAGE OF 1 2
4. ISSUED BY	CODE 5ACAAQ	5. ADMINISTERED BY (if other than item 4)	CODE 5ACAAQ
JESSICA J. STRINGER Cargo Air Acquisitions Air Transportation CMC United States Postal Service 475 L’Enfant Plaza SW, Room 1P650 Washington DC 20260-0650 (202) 268-5527 TELEPHONE FAX EMAIL		Cargo Air Acquisitions Air Transportation CMC United States Postal Service 475 L’Enfant Plaza SW, Room 1P650 Washington DC 20260-0650

6. SUPPLIER NAME AND ADDRESS	CODE 000389122		7A. AMENDMENT OF SOLICITATION NO.
FEDERAL EXPRESS CORPORATION
3610 HACKS CROSS ROAD MEMPHIS TN 38125-8800			7B. DATED (SEE ITEM 9)
TELEPHONE FAX EMAIL		x	8A. MODIFICATION OF CONTRACT/ORDER NO. ACN-13-FX
8B. DATED (SEE ITEM 10)
04/23/2013
9. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered Solicitation is amended as set forth in items 7A and 11. The hour and date specified for receipt of Offers ☐ is extended, ☐ is not extended.

Offerors must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing items 6 and 13, and returning   1   copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or email which includes a reference to the solicitation and amendment number. YOUR OFFER MAY BE REJECTED IF ACKNOWLEDGEMENT OF THIS AMENDMENT IS NOT RECEIVED AT THE PLACE DESIGNATED AND PRIOR TO THE HOUR AND DATE SPECIFIED. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by letter or email, provided each letter or email makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

10. THIS ITEM APPLIES ONLY TO MODIFICATION OF CONTRACT / ORDER IN ITEM 8A. IT MODIFIES THE CONTRACT/ORDER NO. AS SET FORTH IN ITEM 11.

☐	A. THIS CHANGE IS ISSUED PURSUANT TO CLAUSE: (Specify clause by number and name)

☐	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES.
☐	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO THE AUTHORITY OF MUTUAL AGREEMENT.
☒	D. OTHER: (Specify type of modification and authority) Mutual Agreement of the Contracting Parties

E. IMPORTANT: Supplier ☐ is not, ☒ is required to sign this document and return 1 copies to the issuing office.

11. DESCRIPTION OF AMENDMENT/MODIFICATION

This modification is applicable to Operating Period 87 (December 2020):

1. FedEx will accept up to a total of [*] cubic feet per day in the form of ad hoc trucks and/or charter flights on the Day Network at the Memphis Hub. FedEx must approve any additional trucks, charters, or rerouting of a scheduled charter flight in advance. All Domestic Charter flights must arrive by 10:00 daily at the Memphis Hub; with the exception of the SFO flight, all parties agree that the San Francisco, CA (SFO) flight will depart at 04:30 and arrive in Memphis (MEM) at 10:30.

2. In return for accepting ad hoc trucks and domestic charters the Postal Service will grant a waiver of any reductions in payment for delivery and scanning performance for the

Continued...

Except as provided herein, all terms and conditions of the document referenced in Item 7A or 8A, as heretofore changed, remain unchanged and in full force and effect.

12. ACCOUNTING DATA	A. AWARD PAYMENT TERMS	B. NET CHANGE

13. SUPPLIER (Name, Date, Signature) Ron D. Stevens /s/ RON D. STEVENS TITLE: Vice President TELEPHONE: EMAIL: 12-2-2020	14. UNITED STATES POSTAL SERVICE (CO’s Name, Date, Signature) Brian Mckain /s/ BRIAN MCKAIN TITLE: Contracting Officer TELEPHONE: EMAIL: brian.m.mckain@usps.gov 12-2-2020

*

Blank spaces contained confidential information that has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it (i) is not material and (ii) would likely cause competitive harm to FedEx if publicly disclosed.

CONTINUATION SHEET	REQUISITION NO.	PAGE 2	OF 2

CONTRACT/ORDER NO. ACN-13-FX/190	AWARD/ EFFECTIVE DATE 11/26/2020	MASTER CONTRACT NO.	SOLICITATION NO.	SOLICITATION ISSUE DATE

ITEM NO	DESCRIPTION OF GOODS/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT

Operating Period 87 (December 2020).

3. For the period of November 27, 2020 through the end of Operating Period 87, MEM will serve as co-terminus for all destinating mail for (LAX, ONT), (SFO, OAK, SMF), and all offshore locations (ANC, HNL, SJU).

4. FedEx is to supply Unit Load Drive (ULD) containers for charter operations during Peak Season 2020. FedEx will have ULD containers in place for operations effective November 26, 2020 through December 28, 2020. Payment for the use of the FedEx containers will be made through the reconciliation process based on the terms outlined in the attached ULD_Amendment FY21 CY20) v 1.0.xls.

5. In order to balance the ULD’s needed each day, and maximize the amount of volume accepted, FedEx has planned to fully utilize the inbound and outbound LAX and SFO charters. The charter flights will be loaded first and then the remaining Postal containers will be loaded on the scheduled FedEx flights. FedEx will provide the air capacity required under the contract for all offshore locations (ANC, HNL, and SJU) and all overflow will be tendered at the Memphis Hub and move via the Postal charters.

6. All other contract terms will remain in effect.

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Sub Rept Req’d: Y Carrier Code: FX Route Termini

S: Various Route Termini End: Various Payment

Terms: SEE CONTRACT

Period of Performance: 09/30/2013 to 09/29/2024

Omitted Attachment

An attachment to this exhibit regarding certain charter services to be provided by FedEx for the U.S. Postal Service has been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. FedEx will furnish supplementally a copy of the attachment to the Securities and Exchange Commission or its staff upon request.